EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact:		Hala Elsherbini, Halliburton Investor Relations
Andrew D. Demott, Jr.		(972) 458-8000
COO, CFO & Treasurer	OR
(727) 803-7135

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS THIRD QUARTER

OPERATING RESULTS

●	Net Sales Increase 15.2%
●	16th Consecutive Quarter with Sales Increase

SEMINOLE, Florida – October 27, 2016 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the third quarter ended September 30, 2016, net sales increased 15.2 percent to $65.3 million compared with 2015 third quarter net sales of $56.7 million. Net income for the 2016 third quarter was $4.4 million, or $0.29 per diluted share, compared with $4.0 million, or $0.28 per diluted share, reported for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, net sales increased 19.6 percent to $187.9 million compared with net sales of $157.1 million for the nine months ended September 30, 2015. Net income for the nine months ended September 30, 2016 was $9.7 million, or $0.65 per diluted share, compared with $9.7 million, or $0.67 per diluted share, reported for the nine months ended September 30, 2015.

As a result of the BAMKO acquisition, net income was negatively impacted by $1.1 million in pre-tax acquisition related expenses in the first nine months of 2016.

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Michael Benstock, Chief Executive Officer, commented, “We are pleased to report a 15.2 percent increase in net sales in the third quarter. This represents our 16th consecutive quarter reporting an increase in net sales. BAMKO contributed approximately 11 percent of our increase in net sales in the current quarter. Our Uniforms and Related Products Segment, exclusive of BAMKO, contributed approximately 3.4 percent of the increase in the current quarter with the balance coming from our Remote Staffing segment. BAMKO contributed 12.6 percent to our increase in net sales for the first nine months of 2016, our Uniforms and Related Products Segment, exclusive of BAMKO, reported an increase in net sales of 5.6 percent and our Remote Staffing Solutions segment contributed 1.4 percent.

“We also achieved solid earnings growth, with net earnings up 8.8 percent for the third quarter. Gross Margins increased to 35.4 percent in the third quarter of 2016 from 33.9 percent in the comparable period of last year primarily as a result of previous investments made to improve our product sourcing.

“We continue to make significant progress as we work to achieve operational and sales synergies associated with the acquisition of BAMKO. The team is well positioned to close out 2016 with a solid fourth quarter.

“We are on target to hit our long-term growth goals, and customer response to our product and service offerings remains strong in all areas of our business. Our solid financial position and healthy balance sheet positions us well to respond easily to changing market and economic conditions while continuing to deliver organic growth supplemented by accretive acquisitions.”

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, October 27, 2016 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844)-861-5505 for U.S. dialers and (412)-317-6586 for International dialers. The Canadian Toll Free number is (866)-605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on November 3, 2016. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10093430 for all replay access.

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About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

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PART I - FINANCIAL INFORMATION

ITEM 1. Financial Statements

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THREE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2016	2015

Net sales	$65,282,000	$56,662,000

Costs and expenses:
Cost of goods sold	42,142,000	37,438,000
Selling and administrative expenses	16,962,000	13,513,000
Interest expense	172,000	130,000
	59,276,000	51,081,000

Income before taxes on income	6,006,000	5,581,000
Income tax expense	1,620,000	1,550,000

Net income	$4,386,000	$4,031,000

Weighted average number of shares outstanding during the period
(Basic)	14,118,354	13,833,561
(Diluted)	14,984,084	14,585,688
Per Share Data:
Basic
Net income	$0.31	$0.29
Diluted
Net income	$0.29	$0.28

Cash dividends per common share	$0.088	$0.083

PART I - FINANCIAL INFORMATION

ITEM 1. Financial Statements

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
NINE MONTHS ENDED SEPTEMBER 30,
(Continued)
(Unaudited)

	2016	2015

Net sales	$187,910,000	157,125,000

Costs and expenses:
Cost of goods sold	122,986,000	103,574,000
Selling and administrative expenses	50,381,000	38,958,000
Interest expense	512,000	395,000
	173,879,000	142,927,000

Income before taxes on income	14,031,000	14,198,000
Income tax expense	4,310,000	4,500,000

Net income	$9,721,000	$9,698,000

Weighted average number of shares outstanding during the period
(Basic)	14,055,345	13,716,376
(Diluted)	14,870,071	14,570,371
Per Share Data:
Basic
Net income	$0.69	0.71
Diluted
Net income	$0.65	0.67

Cash dividends per common share	$0.253	$0.233

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
	2016	December 31,
	(Unaudited)	2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,800,000	$1,036,000
Accounts receivable, less allowance for doubtful accounts of $1,202,000 and $848,000, respectively	41,335,000	29,914,000
Accounts receivable - other	2,845,000	3,262,000
Prepaid expenses and other current assets	10,650,000	6,214,000
Inventories*	65,713,000	63,573,000
TOTAL CURRENT ASSETS	123,343,000	103,999,000

PROPERTY, PLANT AND EQUIPMENT, NET	27,496,000	22,524,000
OTHER INTANGIBLE ASSETS, NET	23,821,000	14,222,000
GOODWILL	11,277,000	4,135,000
DEFERRED INCOME TAXES	6,690,000	4,980,000
OTHER ASSETS	2,138,000	1,871,000
	$194,765,000	$151,731,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,658,000	$11,775,000
Other current liabilities	9,812,000	8,307,000
Current portion of long-term debt	5,894,000	2,750,000
Current portion of acquisition-related contigent liabilities	1,978,000	1,787,000
TOTAL CURRENT LIABILITIES	32,342,000	24,619,000

LONG-TERM DEBT, net of issuance costs	38,611,000	21,131,000
LONG-TERM PENSION LIABILITY	8,318,000	8,925,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	7,205,000	3,866,000
OTHER LONG-TERM LIABILITIES	480,000	500,000
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 14,422,813 and 13,917,465 respectively.	14,000	14,000
Additional paid-in capital	42,296,000	33,806,000
Retained earnings	71,166,000	65,392,000
Accumulated other comprehensive income (loss), net of tax:
Pensions	(5,695,000)	(6,448,000)
Cash flow hedges	(24,000)	(74,000)
Foreign currency translation adjustment	52,000	-
TOTAL SHAREHOLDERS' EQUITY	107,809,000	92,690,000
	$194,765,000	$151,731,000

* Inventories consist of the following:

	September 30,
	2016	December 31,
	(Unaudited)	2015
Finished goods	$53,437,000	$48,206,000
Work in process	672,000	860,000
Raw materials	11,604,000	14,507,000
	$65,713,000	$63,573,000

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,721,000	$9,698,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,602,000	2,834,000
Realized gain on foreign currency exchange rate	(264,000)	-
Provision for bad debts - accounts receivable	410,000	232,000
Share-based compensation expense	1,481,000	1,285,000
Deferred income tax benefit	(2,141,000)	(1,361,000)
Loss on sales of property, plant and equipment	-	13,000
Accretion of acquisition-related contingent liability	126,000	92,000

Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(6,656,000)	(7,335,000)
Accounts receivable - other	417,000	1,047,000
Inventories	(1,900,000)	(4,002,000)
Prepaid expenses and other current assets	(1,281,000)	(316,000)
Other assets	(100,000)	(1,043,000)
Accounts payable	1,374,000	5,791,000
Other current liabilities	832,000	(890,000)
Long-term pension liability	570,000	(333,000)
Other long-term liabilities	(20,000)	(100,000)
Net cash provided by operating activities	6,171,000	5,612,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,596,000)	(4,118,000)
Acquisition of business, net of acquired cash	(15,161,000)	-
Net cash used in investing activities	(21,757,000)	(4,118,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	108,175,000	44,460,000
Repayment of long-term debt	(87,620,000)	(45,365,000)
Payment of cash dividends	(3,487,000)	(3,128,000)
Payment of contingent liability	(1,800,000)	(1,200,000)
Proceeds received on exercise of stock options	1,109,000	1,501,000
Excess tax benefit from exercise of stock options and SARS	1,198,000	726,000
Common stock reacquired and retired	(316,000)	-
Net cash provided by (used in) financing activities	17,259,000	(3,006,000)

Effect of currency exchange rates on cash	91,000	-

Net increase (decrease) in cash and cash equivalents	1,764,000	(1,512,000)

Cash and cash equivalents balance, beginning of year	1,036,000	4,586,000

Cash and cash equivalents balance, end of period	$2,800,000	$3,074,000